SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                        _______________________

                               FORM 8-K

                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) of the

                    SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)   May 30, 1997
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               ACORN VENTURE CAPITAL CORPORATION
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          (Exact name of registrant as specified in charter)


   Delaware                814-29                59-2332857
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(State or other jurisdic-  (Commission     (IRS employer
tion of incorporation)     file number)    identification no.)


  100 Park Avenue, 23rd Floor, New York, New York  10017-5582
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(Address of principal executive offices)           (Zip code)


Registrant's telephone number, including area code (212) 481-9500
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     7020 A.C. Skinner Parkway, Jacksonville, Florida 32256
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  (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.


     On May 30, 1997, the Registrant consummated the sale and transfer of substantially all of the assets of its wholly-owned subsidiary, Automotive Industries, Inc., a Delaware corporation (the "Seller"), to Morgan Tire & Auto, Inc., a Florida corporation (the "Purchaser"), pursuant to an Asset Purchase Agreement by and among the Purchaser, the Registrant and the Seller. In addition, the parties entered into an Assumption Agreement pursuant to which the Purchaser agreed to assume and pay certain liabilities and obligations of the Seller. The purchase price (the "Purchase Price") paid to the Seller by Purchaser was $2,500,000, subject to adjustment. In addition, the Purchaser has agreed to pay to Seller an incentive purchase price ("Incentive Purchase Price") in an amount equal to 1% of the aggregate gross sales of the Seller's 28 currently existing locations, for each of the three years beginning June 1, 1997 and ending May 31, 2000 up to a maximum aggregate amount of $500,000. The Purchase Price is subject to adjustment on a dollar for dollar basis in the event and to the extent the difference between the value of the assets transferred to and the liabilities assumed by the Purchaser as of the closing date (the "Net Asset Value") varies from $1,025,000 by more than $25,000. If such adjustment results in an increase to the Purchase Price (i.e. the Net Asset Value exceeds $1,050,000), the amount of such increase shall be added to the Incentive Purchase Price payable to the Seller for the annual period ending May 31, 2000; provided, however, if the Seller has earned the entire $500,000 of Incentive Purchase Price prior to such date, the increased amount of the Purchase Price shall be paid to the Seller at the time the final payment of Incentive Purchase Price is payable to the Seller. If such adjustment results in a reduction to the Purchase Price (i.e. the Net Asset Value is less than $1,000,000), the amount of such reduction shall be deducted from the Incentive Purchase Price payable by the Purchaser to the Seller for the annual period ending May 31, 1998.

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits.

     Exhibit No.          Description

          2.1 Asset Purchase Agreement, dated May 30, 1997, by and among Morgan Tire & Auto, Inc., Acorn Venture Capital Corporation and Automotive Industries, Inc.

          2.2 Assumption Agreement, dated May 30, 1997, by and among Morgan Tire & Auto, Inc., Acorn Venture Capital Corporation and Automotive Industries, Inc.

                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 9, 1997

                                   ACORN VENTURE CAPITAL
                                     CORPORATION



                                   By:Stephen A. Ollendorff
                                      ---------------------
                                      Stephen A. Ollendorff
                                      Chairman and
                                      Chief Executive Officer